Exhibit 10.24

LOAN EXTENSION AGREEMENT

This LOAN EXTENSION AGREEMENT is made the 1st day of April 2025 BETWEEN:

(1)	8I ENTERPRISES PTE LTD, a company incorporated in Singapore and having its office at 6, Eu Tong Sen Street, #08-13 The Central, Singapore 059817 (hereinafter referred to as the “Creditor”); and

(2)	EUDA HEALTH HOLDINGS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Island (the “Debtor”).

WHEREAS:

(A)	By a loan agreement dated 29th May 2024 between the Creditor and the Debtor, the Creditor lent to the Debtor a sum of SGD20,000.00 which sum was to be repaid by 14th June 2024. The Debtor failed to pay the said sum of SGD20,000.00;

(B)	By a loan agreement dated 10th October 2024 between the Creditor and the Debtor, the Creditor lent to the Debtor a sum of USD50,000.00 which the sum along with interest of 8% p.a. was to be repaid by 31st December 2024. The Debtor failed to pay the said sum of USD50,000.00 and its interest;

(C)	By a loan agreement dated 1st October 2024 between the Creditor and the Debtor, the Creditor lent to the Debtor a sum of USD85,000.00 which the sum along with interest of 8% p.a. was to be repaid by 31st December 2024. The Debtor failed to pay the said sum of USD85,000.00 and its interest;

(D)	By a loan agreement dated 17th October 2024 between the Creditor and the Debtor, the Creditor lent to the Debtor a sum of USD50,000.00 which the sum along with interest of 8% p.a. was to be repaid by 31st December 2024. The Debtor failed to pay the said sum of USD50,000.00 and its interest;

(E)	By a loan agreement dated 27th November 2024 between the Creditor and the Debtor, the Creditor lent to the Debtor a sum of SGD10,191.45 and USD28,580.00 which the sum along with interest of 8% p.a. was to be repaid by 31st March 2025. The Debtor failed to pay the said sum of SGD10,191.45 and USD28,580.00 and its interest;

(F)	By a loan agreement dated 13th December 2024 between the Creditor and the Debtor, the Creditor lent to the Debtor a sum of USD15,000.00 which the sum along with interest of 8% p.a. was to be repaid by 31st March 2025. The Debtor failed to pay the said sum of USD15,000.00 and its interest; and

(G)	By virtue of the aforesaid matters, the Creditor has a total claim (hereinafter referred to as the “Claim”) against the Debor for SGD30,470.67 and USD236,827.12 (including interest).

NOW IT IS AGREED as follows:

1.	In consideration of the Creditor forbearing for the time being to taking legal action against the Debtor in respect of the Claim, the Debtor hereby agrees to pay to the Creditor the sums of SGD30,470.67 and USD236,827.12 by 31st December 2025.

2.	The Debtor shall pay interest at 8% p.a. from the date of this agreement until full payment of the amounts in clause 1 herein. Such interest shall be paid to the Creditor by 31st December 2025.

3.	Time shall be of the essence.

4.	This Agreement supersedes any previous agreement made between the parties in relation to the matters with which it deals and represents the entire understanding between the parties in relation to those matters.

IN WITNESS whereof the parties have hereunto set their hands to this Loan Extension Agreement.

SIGNED by TAN MENG DONG	)
for and on behalf of	)
8I ENTERPRISES PTE LTD	)
in the presence of :	)

SIGNED by LIM ALFRED	)
for and on behalf of	)
EUDA HEALTH HOLDINGS LIMITED	)
in the presence of :	)